                                 Exhibit 4.2.1


NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), COVERING THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT, OR UNTIL THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.



                    UNDERWRITER'S WARRANT TO PURCHASE UNITS
                     (COMMON STOCK AND REDEEMABLE WARRANTS)


                        FIRSTLINK COMMUNICATIONS, INC.
                            (an Oregon corporation)

                    Void After 5 P.M. Portland, Oregon time
                               on July 27, 2003


                             Dated: July 31, 1998


                                             Warrant to Purchase 140,000 Units


     THIS CERTIFIES THAT, for value received, ______________________ (the "Underwriter") or its registered assigns (the "Holder") is the owner of warrants ("Underwriter's Warrants") to purchase from FirstLink Communications, Inc., an Oregon corporation (the "Company"), during the period and at the prices hereinafter specified, up to 140,000 Units, each unit consisting of one share of the Company's common stock, no par value per share (the "Common Stock"), and one common stock purchase warrant (the "Warrants"), (the Units, and the Common Stock and Warrants underlying the Units, collectively referred to as the "Securities").

     This Underwriter's Warrant is issued pursuant to an Underwriting Agreement dated July 27, 1998, between the Company and the Underwriter in connection with a public offering through the Underwriter (the "Public Offering"), of 1,400,000 Units and, pursuant to the Underwriter's overallotment option, an additional 210,000 Units. The Warrants (including those issuable pursuant to the exercise of the Underwriter's Warrant) will be issued pursuant to and subject to the terms and conditions set forth in an agreement between the Company, the Underwriter and American Securities Transfer & Trust, Incorporated (the "Warrant Agreement").

     1.   Exercise of the Underwriter's Warrant.
          -------------------------------------

          (a) The rights represented by this Underwriter's Warrant shall be exercisable at the prices and during the period specified below, upon the terms and subject to the conditions as set forth herein:

               (i) During the period from July 31, 1998 to July 27, 1999, inclusive, the Holder shall have no right to purchase any Securities hereunder.

               (ii) Between July 28, 1999 and July 27, 2003, inclusive, the Holder shall have the option to purchase Units hereunder at a price of $7.70 per Unit, the purchase price of the Units being 140% of the public offering prices for the Securities set forth in the Prospectus forming a part of the registration statement on Form SB-2 (File No. 33-49291) of the Company, as amended (the "Registration Statement").

              (iii) After July 17, 2003, the Holder shall have no right to purchase any Securities hereunder and this Underwriter's Warrant shall expire effective at 5:00 p.m., Portland, Oregon time on such date.

          (b) The rights represented by this Underwriter's Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of shares of Common Stock and Warrants specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Underwriter's Warrant shall have been so exercised.

          (c) Notwithstanding anything to the contrary contained in subparagraph (b) of paragraph 1, the Holder may elect to exercise this Underwriter's Warrant in whole or in part by receiving Shares and Warrants equal to the value (as determined below) of this Underwriter's Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares and/or Warrants computed using the following formula:

               X = Y(A-B)
               ----------
                   A
                   -

Where:         X =  the number of Shares and/or Warrants to be issued to the
                    Holder;

               Y = the number of Shares and/or Warrants to be exercised under this Underwriter's Warrant;

               A = the current fair market value of one share of Common Stock and one Warrant (calculated as described below); and

               B = the Share Exercise Price and/or the Warrant Exercise Price, as the case may be.

     As used herein, the current fair market value of one share of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market or the Nasdaq Small Cap Market, or, if there have been no sales on any such exchange or the Nasdaq National Market or the Nasdaq Small Cap Market on such day, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Nasdaq Stock Market, the electronic bulletin board operated by the Nasdaq, or the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Underwriter's Warrant is given or (y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Underwriter's Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq Stock Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

The current fair market value of one Warrant shall be determined in a like manner, with reference to the prices per Warrant.

     2.   Restrictions on Transfer.
          ------------------------

     This Underwriter's Warrant shall not be transferred, sold, assigned or hypothecated for a period of one year commencing July 27, 1998, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter or an officer or partner of any other member of the selling group during such period. Any such assignment shall be effected by the Holder by (i) completing and executing the transfer form at the end hereof and (ii) surrendering this Underwriter's Warrant with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Underwriter's Warrant or Underwriter's Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder. The Holder acknowledges that this Underwriter's Warrant may not be offered or sold except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that an exemption from registration under the Act is available.

     3.   Covenants of the Company
          ------------------------

          (a) The Company covenants and agrees that all Common Stock issuable upon the exercise of this Underwriter's Warrant will, upon issuance thereof and payment therefor in accordance with the terms hereof, and all Common Stock issuable upon exercise of the Warrants underlying this Underwriter's Warrant, will upon the issuance thereof and payment therefor in accordance with the terms of the Warrant Agreement, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

          (b) The Company covenants and agrees that during the period within which this Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Underwriter's Warrant and the Warrants included therein.

          (c) The Company covenants and agrees that for so long as the Securities shall be outstanding (unless the Securities shall no longer be registered under Paragraph 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Warrant and the Warrants contained therein, to be quoted by the NASDAQ Stock Market or listed on a national securities exchange.

     4.   No Rights of Stockholder.
          ------------------------

     This Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Underwriter's Warrant and are not enforceable against the Company except to the extent set forth herein.

     5.   Registration Rights.
          -------------------

          (a) During the four year period following July 27, 1999, the Company shall advise the Holder, whether the Holder holds this Underwriter's Warrant or has exercised this Underwriter's Warrant and holds Common Stock and Warrants underlying the Units, or Common Stock underlying the Warrants (the "Warrant Shares"), by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, and upon the request of the Holder made during such four-year period, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Common Stock or Warrants issuable hereunder, and/or the Warrant Shares (the "Registrable Securities"); provided, that this Paragraph 5(a) shall not apply to any registration statement filed pursuant to Paragraph 5(b) hereof or to registrations of shares in connection with an employee benefit plan or a merger, consolidation or other comparable acquisition or solely for registration of non-convertible debt or preferred equity securities of the Company; and provided, further, that, notwithstanding the foregoing, the Holder shall have no right to include any Registrable Securities in any new registration statement or post-effective amendment thereto unless as of the effective date thereof the Registration Statement (as it may hereafter be amended or supplemented) or any new registration statement under which the Registrable Securities are registered shall have ceased to be effective or the prospectus contained in such Registration Statement shall have ceased to be current. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable efforts to register and qualify any of the Registrable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as such Holder reasonably designates and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registrable Securities, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registrable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earliest of (i) July 27, 2003; or (ii) such time as all of the Registrable Securities have been registered and sold under the Act; or (iii) all of the Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Act, or (iv) in the opinion of legal counsel for the Company, the Registrable Securities may be offered and sold by the holders thereof without being registered under the Act and such securities, upon receipt by the purchasers thereof pursuant to such sale, will not constitute "restricted securities" as such term is defined in Rule 144 under the Act.

          (b) If any fifty-one (51%) percent holder (as defined below) shall give notice to the Company at any time during the four (4) year period beginning July 27, 1999 to the effect that such holder desires to register under the Act any Registrable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registrable Securities will be involved (and the Registration Statement or any new registration statement under which such Registrable Securities are registered shall have ceased to be effective or the Prospectus contained therein shall have ceased to be current), then the Company will as promptly as practicable after receipt of such notice, but not later than thirty (30) days after receipt of such notice, at the Company's option, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its reasonable efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that such fifty-one (51%) percent holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement pursuant to this Paragraph 5(b) on more than one occasion; and provided, further, that, the registration rights of the 51% holder under this Paragraph 5(b) shall be subject to the "piggyback" registration rights of other holders of securities of the Company to include such securities in any registration statement or post-effective amendment filed pursuant to this Paragraph 5(b). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registrable Securities, use its reasonable efforts to register and qualify any of the Registrable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 6 hereof, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (c) The Holder may, in accordance with Paragraphs 5(a) or (b), at his or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registrable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Underwriter's Warrant. The Holder may thereafter exercise this Underwriter's Warrant at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Common Stock underlying the Underwriter's Warrants and Warrants were included.

          (d) The term "51% holder," as used in this Paragraph 5, shall include any owner or combination of owners of Underwriter's Warrants or Registrable Securities if the aggregate number of shares of Common Stock and Warrant Shares included in and underlying the Underwriter's Warrants and Registrable Securities held of record by it or them, would constitute a majority of the aggregate of such shares of Common Stock and Warrant Shares underlying the Underwriter's Warrant and Registrable Securities as of the date of the initial issuance of the Underwriter's Warrant.

          (e) The following provisions of this Paragraph 5 shall also be applicable:

               (i) Within ten (10) days after receiving any notice pursuant to Paragraph 5(b), the Company shall give notice to the other Holders of Underwriter's Warrants or Registrable Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registrable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holder of Registrable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its reasonable efforts to qualify the Registrable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as the 51% holder shall reasonably designate at such times as the registration statement is effective under the Act, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (ii) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registrable Securities subject to this Underwriter's Warrant may be included in any such registration. The Company shall also comply with the one request for registration made by the 51% holder pursuant to Paragraph 5(b) hereof at the Company's own expense and without charge to any holder of the Registrable Securities. Notwithstanding the foregoing, any Holder whose Registrable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration or "blue sky" or state securities fees attributable to the registration or qualification of such Holder's Registrable Securities.

              (iii) If the underwriter or managing underwriter in any underwritten offering made pursuant to Paragraph 5(a) hereof shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registrable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registrable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registrable Securities excluded. Further, in such event the Company shall, commencing six (6) months after the completion of such underwritten offering, file and use its best efforts to have declared effective, at its sole expense (subject to the last sentence of Paragraph 5(a)(ii)), a registration statement relating to such excluded securities.

               (iv) Notwithstanding anything to the contrary contained herein, the Company shall have the right at any time after it shall have given written notice pursuant to Paragraph 5(a) or 5(b) (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file or to delay any such proposed registration statement or post-effective amendment thereto, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Company may delay the filing of any registration statement or post-effective amendment requested pursuant to Paragraph 5(b) hereof by not more than 120 days if the Company, prior to the time it would otherwise have been required to file such registration statement or post-effective amendment thereto, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

               (v) If a registration pursuant to Paragraph 5(a) hereof involves an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. No Holder of Registrable Securities may participate in any underwritten offering under this Agreement unless such holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Company and the underwriters. The requested registration pursuant to Paragraph 5(b) hereof shall not involve an underwritten offering unless the Company shall first give its written approval of each underwriter that participates in the offering, such approval not to be unreasonably withheld.

     6.   Indemnification.
          ---------------

          (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registrable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or underwriter or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, or (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

          (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registrable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     7.   Adjustments of Price and Number of Shares of Common Stock.
          ---------------------------------------------------------

     The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          a. ADJUSTMENTS. The number of Units purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

               (1) In case the Company shall (i) pay a dividend in Common Stock or securities convertible into Common Stock or make a distribution to its stockholders in Common Stock or securities convertible into Common Stock;
(ii) subdivide its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its Common Stock other securities of the Company; then the number of Units purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Units or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 7.(a)1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (2) If, prior to the expiration of the Warrants by exercise, by their terms, or by redemption, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock into shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Warrant Holder shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Units theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Units theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any Warrant Holder to any adjustment in the number of Units purchasable on exercise of such Warrant, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which the Warrant Holder becomes entitled to purchase.

                (3) In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Units thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Units theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of shareholders entitled to receive such rights, options, warrants, or convertible securities.

               (4) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 7(a)(2) above), then in each case the number of Units thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Units theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 7(a)(8)(y) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (5) No adjustment in the number of Units purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Units then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Units purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 7(a)(5) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

               (6) Whenever the number of Units purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Units purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Units so purchasable immediately thereafter.

               (7) For the purpose of this subsection 7(a), the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrant Holder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Warrant Holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Units contained in this Section 7.

                (8) Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Units purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and
(ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Units purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

          (b) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 7(a), no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

          (c) NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 7 hereof in connection with the issuance of the Common Stock sold as part of the Public Offering sale or the issuance of Units upon exercise of the Warrants. No adjustments shall be made pursuant to Section 7 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares, of Common Stock under the Company's director or employee benefit plans disclosed in the Registration Statement relating to the Public Offering.

          (d)  PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION,
CONSOLIDATION, ETC.    In case of any consolidation of the Company with or
merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Units under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its Warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 7(d) shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 hereof. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

          (e) PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share in such Unit below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

          (f) INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 7.

          (g) STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant Certificate, may be in the form so changed.

          (h) TREASURY STOCK. For purposes of this Section 7, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

          (i) OFFICERS' CERTIFICATE. Whenever the Exercise Price or that aggregate number of Units purchasable pursuant to this Warrant shall be adjusted as required by the provisions of this Section 7, the Company shall promptly file with the Warrant Agent an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant Agreement. Each such officers' certificate shall be made available to the Holders for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holders. If the officers' certificate is not accompanied by the Certificate described in Section 7(f), the officers' certificate described in this Section 7(i) shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holders. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the rules of the American Arbitration Association. Failure to prepare or provide the officers' certificates shall not modify the parties' rights hereunder.

          (j) For the purposes of this Section 7, the "Market Price" shall be determined as follows:

               (1) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the Nasdaq National Market or on the Nasdaq Small Cap Market, the Market Price shall be the last reported sale price of that security on such exchange or system on the day for which the Market Price is to be calculated; or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

                (2) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Market Price shall be the last reported sale price of that security on the OTC Bulletin Board on the day for which the Market Price is to be calculated; or if no such sale is made on such day, the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board on such day; or

               (3) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Market Price shall be determined in such reasonable manner as may be prescribed in good faith from time to time by the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such determination.

     8.   Fractional Shares.
          -----------------

          (a) The Company shall not be required to issue fractions of shares of Common Stock or fractional Warrants on the exercise of this Underwriter's Warrant, provided, however, that if the Holder exercises the Underwriter's Warrant in full, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

          (b) The Holder of this Underwriter's Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Underwriter's Warrant.

     9.   Redemption of Warrants underlying the Underwriter's  Option.
          -----------------------------------------------------------

     The Warrants underlying the Underwriter's Option are redeemable by the Company at a redemption price of $.05 per Warrant, in whole or in part, commencing 14 months after the date hereof and prior to their expiration upon not less than thirty (30) days' prior written notice to the holders of the Warrants; provided that the average closing bid quotation of the Common Stock as reported on The Nasdaq Stock Market, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national securities exchange (or other reporting system that provides last sales prices), has been at least 150% of the then current Exercise Price for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption (at which time this Underwriter's Option shall no longer be exercisable for Warrants).

     10.  Miscellaneous.
          -------------

          (a) This Underwriter's Warrant shall be governed by and in accordance with the laws of the State of Colorado without regard to the conflicts of law principles thereof.

          (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 190 SW Harrison, Portland, OR 97201.

          (c) The Company and the Underwriter may from time to time supplement or amend this Underwriter's Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to materially adversely affect the interest of the Holders.

          (d) All the covenants and provisions of this Underwriter's Warrant by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

          (e) Nothing in this Underwriter's Warrant shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders, any legal or equitable right, and this Underwriter's Warrant shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders.

          (f) This Underwriter's Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Underwriter's Warrant to be signed by its duly authorized officer and this Underwriter's Warrant to be dated July 31,1998.

                                   FIRSTLINK COMMUNICATIONS, INC.



                                   By:  /s/ A. Roger Pease
                                        ---------------------------------
                                        A. Roger Pease

                                 PURCHASE FORM
                                 -------------



        (To be signed only upon exercise of the Underwriter's Warrant)


     The undersigned, the Holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Underwriter's Warrant for, and to purchase thereunder, ______ Units, each consisting one share of Common Stock and one Warrant of FirstLink Communications, Inc. and herewith makes payment of $________ therefor, and requests that the certificates for Common Stock and Warrants be issued in the name(s) of, and delivered to ________________________________ whose address(es) is (are)_______________________________________ and whose social security or taxpayer identification number is _____________________.

Dated: __________________

_________________________*

_________________________
Address





*Signature must conform in all respects to name of registered Holder.

                       WARRANT CONVERSION EXERCISE FORM

TO:

     Pursuant to Section 4.6 of the Warrant Agreement, the Holder hereby irrevocably elects to convert Warrants into ___________________ Shares and/or ________________________ Warrants of the Company. A conversion calculation is attached hereto as Exhibit B-1.

     The undersigned requests that certificates for such Shares and/or Warrants be issued as follows:

     Name:     _____________________________________________________

     Address:  _____________________________________________________

     Deliver to:____________________________________________________

and that a new Certificate for the balance remaining of the Warrants, if any, be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature _________________________*    Dated____________________________

*Signature must conform in all respects to name of registered Holder.

                                                                   Exhibit B-1
                       CALCULATION OF WARRANT CONVERSION
                       ---------------------------------


Converted Securities(1)            =    Y(A-B)
                                        ------
                                          A

          A                        =    $_______________

          B                        =    $ ___________ per Share

          =                             $ ___________ per Warrant

Converted Securities(1)            =    ____________ Shares
                                        ____________ Warrants

Fractional Converted Shares        =    ________________(2)



__________________________

[FN]
(1) Y = the number of Shares and/or Warrants to be exercised under this Underwriter's Warrant;
     A = the current fair market value of one share of Common Stock and one Warrant (calculated as described below;
     B = the Share Exercise Price and/or the Warrant Exercise Price, as the case may be.

(2) ____________________ to pay for fractional Shares in cash at $_____ per share.


                                 TRANSFER FORM
                                 -------------


        (To be signed only upon transfer of the Underwriter's Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase Units consisting of shares of Common Stock and Warrants of FirstLink Communications, Inc. represented by the foregoing Underwriter's Warrant to the extent of __________ Units (i.e., ____shares of Common Stock and _______________ Warrants), and appoints
________________, attorney to transfer such rights on the books of FirstLink Communications, Inc., with full power of substitution in the premises.

Dated: __________________

_________________________
(name of holder)


_________________________
Address

_________________________


In the presence of:

_________________________


_________________________